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                                EMPLOYMENT AGREEMENT

          AGREEMENT by and between Park Place Entertainment Corporation, a Delaware corporation (the "Company"), and Arthur M. Goldberg (the
"Executive"), dated as of December 31, 1998.

          WHEREAS, the Board of Directors of the Company (the ABoard") has determined that it is in the best interests of the Company and its shareholders to employ the Executive as the President and Chief Executive Officer of the Company, and the Executive desires to serve in that capacity; and

          WHEREAS, the Executive and Hilton Hotels Corporation, the Company's predecessor, entered into an Amended Consulting and Employment Agreement dated as of November 12, 1996, as amended (the APrior Employment Agreement") and a Change of Control Agreement dated as of April 1, 1997 (collectively with the Prior Employment Agreement, the APrior Agreements"), which shall be terminated and of no further force and effect as of the Split Date (as defined below), except as provided in Section 14 below;

          NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

          1. EMPLOYMENT PERIOD. The Company shall employ the Executive, and the Executive shall serve the Company, on the terms and conditions set forth in this Agreement, for the period beginning on the effective date (the "Split Date") of a transaction whereby the Company acquires the former gaming operations of Hilton Hotels Corporation (the "Split") and ending on January 1, 2004 which shall automatically renew for periods of one year unless one party gives written notice to the other, at least 60 days prior to January 1, 2004 or at least 60 days prior to the end of any one-year renewal period, that the Agreement shall not be further extended, except as otherwise specifically provided below, (the "Employment Period"). Notwithstanding the foregoing, if the Split does not occur on or before December 31, 1999, (i) this Agreement shall be terminated and thereafter neither party shall have any continuing obligation to the other hereunder and the (ii) the Prior Agreements shall continue in full force and effect.

          2. POSITION AND DUTIES. (a) During the Employment Period, the Executive shall be employed as the President and Chief Executive Officer of the Company. In his executive capacities, the Executive shall report to the Board as appropriate to the duties assigned by the Board.

               (b) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote such attention and time during normal business hours to the business and affairs of the Company to the extent necessary to discharge the responsibilities assigned to the Executive under this Agreement and Executive shall use the Executive's reasonable best efforts to carry out such responsibilities faithfully and efficiently. It shall not be considered a violation of the foregoing for the Executive to (A) serve

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on corporate, civic or charitable boards or committees (excluding those which would create a conflict of interest), (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not materially interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement; provided, however, that it shall also not be a violation of the foregoing nor shall it constitute "material interference" for the Executive to continue to the same extent those specific outside activities in which he was involved during the term of the Prior Agreements. The Company hereby acknowledges that the Executive has (i) substantial investments (including operating businesses of which he is a substantial owner and for which he serves as a manager, officer or director) which have required and will continue to require substantial time and attention by the Executive, (ii) substantial eleemosynary involvements and
(iii) substantial civic involvements.

          3. COMPENSATION. (a) BASE SALARY. (1) During the Employment Period, the Executive shall receive an annual base salary ("Annual Base Salary") of $2,000,000, payable in accordance with the regular payroll practices of the Company; provided, however, that the portion of such Annual Base Salary during any taxable year of the Company which, when added to any otherwise deductible compensation and benefits paid or provided to the Executive by the Company during such taxable year, would not be deductible by the Company in the taxable year such Annual Base Salary is paid or accrued because of the applicable limitations under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), shall be deferred annually and paid to the Executive, in a lump sum, on that date (the "Deferral Date") which is 30 days after the earlier of (i) the last day of the Company's taxable year in which the Executive ceases to be a "covered employee" within the meaning of Section 162(m)(3) of the Code or (ii) the date upon which the Company's deduction with respect to all deferred Annual Base Salary shall no longer be subject to limitation under Section 162(m) of the Code or any successor section thereto. During the Employment Period, the Annual Base Salary shall be reviewed for possible increase at least annually, with any increase being at the sole discretion of the Board (or an appropriate committee thereof). Any increase in the Annual Base Salary shall not limit or reduce any other obligation of the Company under this Agreement. The Annual Base Salary shall not be reduced after any such increase, and the term "Annual Base Salary" shall thereafter refer to the Annual Base Salary as so increased.

(2) Any amounts of Annual Base Salary deferred as provided above (plus any Annual Bonus, as defined below, deferred pursuant to Section 3(b)) shall be credited, from the date it would otherwise have been paid to the date the deferred amounts are paid, with interest at a floating rate equal to the rate which Morgan Guaranty announces from time to time as its prime lending rate, as in effect from time to time, compounded quarterly, and such accrued interest shall be paid to the Executive on the Deferral Date (said deferred Annual Base Salary and Annual Bonus plus interest collectively referred to as the "Deferred Compensation").

(3) The Deferred Compensation shall be paid in accordance with the following provisions:

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               (A)  The Company agrees to pay the Deferred Compensation on the Deferral Date by wire transfer to an account designated by the Executive prior to the Deferral Date.

               (B) The Company agrees to pay the Deferred Compensation in any and all events on the Deferral Date without setoff or offset for any claim whatsoever against the Executive or any of his affiliates. The existence of any claim or cause of action on the part of the Company or any of its affiliates, whether predicated on this Agreement or otherwise shall not constitute a defense or entitle the Company to an offset against the payment of the Deferred Compensation in full on the Deferral Date.

               (C) Failure to pay the Deferred Compensation on the Deferral Date shall constitute a default, without any need for the Executive to have given notice or demand of any kind to the Company, which notices and demands of any kind are expressly waived by the Company.

               (D) In the event of a default, the Executive shall be entitled to be paid, upon demand, (i) one hundred twenty (120%) percent of the Deferred Compensation plus interest on said amount from the Deferral Date until paid at the rate of eighteen (18%) percent per annum (the "Default Rate"), plus all reasonable attorneys' fees and other costs of collection incurred by the Executive in effecting collection of the amounts due hereunder, whether or not a legal action is instituted or prosecuted to judgment. All such costs and expenses shall be added to the amount due under this Section 3, shall be payable on demand, and shall bear interest at the Default Rate from the date incurred until paid in full.

               (E) In the event of a default, notwithstanding the provisions of Section 11 of this Agreement: (i) the Executive shall be entitled to sue the Company to effect collection of the amounts due hereunder; (ii) the Company hereby consents to personal jurisdiction and venue and to the exclusive jurisdiction of the Superior Court of the State of New Jersey, Essex County, and the United States District Court for the District of New Jersey for purpose of all legal proceedings arising out of or relating to this Section 3; (iii) the Company agrees that service or delivery of process of any such lawsuit shall constitute lawful and valid service of process if made in accordance with any of the methods by which notices may be given pursuant to Section 13; and (iv) the Company waives any defense based upon personal jurisdiction, venue, improper service, and the right to assert a claim of forum non conveniens or the like.

               (b)  ANNUAL BONUS.   In addition to the Annual Base Salary, the
Executive shall be eligible to receive, for each fiscal year or portion of a fiscal year ending during the Employment Period, an annual bonus (the "Annual Bonus") (either pursuant to the Company's annual incentive plan or otherwise) provided that the Executive shall not receive an Annual Bonus for any fiscal year in excess of $1,000,000 (as adjusted pro rata for any fiscal year in

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which the Executive is employed for only a portion of such fiscal year).
Each Annual Bonus shall be deferred on the same basis as it if it were deferred Annual Base Salary under Section 3(a) above and paid to the Executive on the Deferral Date.

               (c) OTHER BENEFITS. During the Employment Period: (i) the Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs of the Company to at least the same extent as other senior executives of the Company, provided that in determining the Executive's participation in any incentive plans the Incentive Options, as defined below, shall be taken into account; (ii) the Executive and/or the Executive's family, as the case may be, shall be eligible for participation, and shall receive all benefits under, all welfare benefit plans, practices, policies and programs provided by the Company (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life insurance, group life insurance, accidental death and travel accident insurance plans and programs) to at least the same extent as other senior executives of the Company; and (iii) the Executive shall be entitled to, and the Company shall provide, the Executive with, a U.S. automobile comparable to the automobile which the Executive currently uses, and a full-time driver (as selected by the Executive) for such automobile.

               (d) EXPENSES. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in carrying out the Executive's duties under this Agreement, provided that the Executive complies with the generally applicable policies, practices and procedures of the Company for submission of expense reports, receipts, or similar documentation of such expenses.

               (e) FRINGE BENEFITS AND AIR TRAVEL. During the Employment Period, the Executive shall be entitled to fringe benefits and perquisites in accordance with the most favorable plans, practices, programs and policies of the Company as in effect at the time with respect to other senior executives of the Company, including, without limitation, first-class travel accommodations on all commercial carriers for travel related to the business of the Company. The Executive shall also be entitled to unrestricted, but not exclusive, use of the Company's aircraft (leased or owned); provided, however, that if the Executive uses the Company's aircraft for his personal purposes, he shall pay to the Company the cost of such usage, as determined in accordance with the Company's cost determination methodology applied to the Company's senior executives with respect to their personal use of the Company's aircraft.

               (f) OFFICE AND SUPPORT SERVICES. During the Employment Period, the Executive shall be entitled to office space, and to secretarial and other support services, at least equal to the most favorable of such as provided with respect to other senior executives of the Company. Without limiting the generality of the foregoing, the Executive shall at all times have a personal secretary of his choosing and may continue to maintain, at the Company's expense, his current office in Chatham, New Jersey.

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               (g)  VACATION.  During the Employment Period, the Executive
shall be entitled to four weeks of paid vacation annually.

               (h) STOCK OPTIONS: (i) If the Split occurs, on the Split Date, the Executive shall be granted non-statutory stock options (the "Incentive Options") under the Company's Stock Incentive Plan (the AStock
Plan) covering 6,000,000 shares of the Company's post-Split common stock in tranches of 4,000,000 shares (the "Regular Option") and 2,000,000 shares (the "Special Option"), respectively. The exercise price of the shares subject to the Regular Option shall be equal to the closing price of the Company's common shares on the New York Stock Exchange on the Split Date. The exercise price of the shares subject to the Special Option shall be equal to the greater of (i) the closing price of the Company's common shares on the New York Stock Exchange on the Split Date or (ii) 150% of the closing price of Hilton Hotels Corporation's common shares on the New York Stock Exchange on July 9, 1998, ratably reduced (in the manner described on Exhibit A hereto) following the Split so as to reflect that revised July 9, 1998 closing price as if only the Company's post-Split common shares existed on that date. The grant of the Incentive Options is subject to obtaining the approval of the Stock Plan by a majority of the shares of common stock of Hilton Hotels Corporation, the predecessor to the Company, voting at the shareholders meeting immediately preceding the Split Date. If such approval is not obtained, the Executive shall have the right, upon written notice to the Company delivered not later than 10 business days after the date of the shareholders meeting referred to in the preceding sentence, to terminate this Agreement, in which event neither party shall have any continuing obligation to the other hereunder and the Prior Agreements shall continue in full force and effect. If such approval is obtained, as soon as practicable after the Split Date the Company shall use its best efforts to register with the Securities and Exchange Commission under the Securities Act of 1933, as amended, the shares issuable upon the exercise of the Incentive Options.
The Incentive Options shall be exercisable for 10 years after the Split Date except as otherwise specifically provided in this Agreement.

The Regular Option shall vest and become exercisable on a cumulative basis according to the following schedule if the Executive continues in the employment of the Company through the applicable vesting date(s):

                         1.   25%: on the first anniversary of the Split Date.

                         2.   50%: on the second anniversary of the Split Date.

                         3.   75%: on the third anniversary of the Split Date.

                         4.   100%:on the fourth anniversary of the Split Date.

     The Special Option shall vest and become exercisable on the date that is 9 years and 9 months following the Split Date if the Executive continues in the employment of the Company through such date; provided, however, that, if at any time prior to the fifth anniversary of the

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Split Date, the closing price of the Company's common shares on the New York
Stock Exchange equals or exceeds 200% of the closing price of Hilton Hotels Corporation's common shares on the New York Stock Exchange on July 9, 1998 ratably reduced (in the manner described on Exhibit A hereto) following the Split so as to reflect that revised July 9, 1998 closing price as if only the Company's post-Split common shares existed on that date, on each of any 7 consecutive trading days, all shares under the Special Option shall be immediately vested and exercisable if the Executive continues in the employment of the Company through the date the closing prices of the Company's shares meet that requirement. Notwithstanding the foregoing, all shares subject to the Regular Option and the Special Option shall vest and become exercisable upon the occurrence of any of the following events (each of (A), (B) and (C) below a "Triggering Event"):

                   (A) termination of the Executive's employment by the Company other than for (i) Cause, as defined below or
                         (ii) non-renewal of the Agreement;

                   (B) termination of the Executive's employment because of death or Disability; or

                   (C) termination of employment by the Executive for Good Reason, as defined below;

provided that the Special Option shall vest and become (and remain) exercisable upon a Triggering Event, subject to Section 8(e), only if Executive does not breach the terms of the covenants contained in Sections 8
(a) and (b) below and such vesting and exercisability shall be part of the consideration for the Executive's undertakings under Sections 8(a) and (b).

              (ii) If a Triggering Event occurs, any portion of the Incentive Options that have become vested on or before the date of such Event (including without limitation, any portion that becomes exercisable due to such Triggering Event) shall remain exercisable until the earlier to occur of
(x) the fifth anniversary of such date of termination or (y) the tenth anniversary of the Split Date.

              (iii) The Executive may assign the right to exercise the Incentive Options to his spouse, children, grandchildren, or parents of a recipient, to trusts for the benefit of the Executive's immediately family, to a family partnership or limited liability company designated by the Executive in which the Executive's family members are the only partners or shareholders or to an entity exempt from federal income tax under Section 501(c)(3) of the Code.

               (iv) The Incentive Options shall be subject to the terms of the Stock Plan in all respects not described herein but only to the extent not inconsistent with the terms of this Agreement.

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               (v)  If the Split occurs, as soon as practicable after the
Split Date, the Company shall ensure that all unexercised options previously issued to the Executive by Hilton Hotels Corporation shall be converted into options to purchase shares of the Company (in the manner described on Exhibit B hereto) (the "Converted Options") and shall use its best efforts to register with the Securities and Exchange Commission under the Securities Act of 1933, as amended, the shares issuable upon the exercise of the Converted Options. It is acknowledged and understood that the Converted Options are in addition to the Incentive Options and shall not be subject to any of the vesting requirements or other provisions applicable to the Incentive Options set forth in the preceding provisions of this Section 3(h); provided, however, that the Converted Options shall be subject to the terms of the Stock Plan applicable to "Adjusted Park Place Options" (as defined in the Stock Plan) to the extent not inconsistent with the provisions of this
Section 3(h)(v).

          4. TERMINATION OF EMPLOYMENT. (a) DEATH OR DISABILITY. The Executive's employment and the Employment Period shall terminate automatically upon the Executive's death during the Employment Period. The Company shall be entitled to terminate the Executive's employment because of the Executive's Disability during the Employment Period. "Disability" means that (i) the Executive has been unable, for a period of 180 consecutive business days, to perform the Executive's duties under this Agreement, as a result of physical or mental illness or injury, and (ii) a physician selected by the Company or its insurers, and acceptable to the Executive or the Executive's legal representative, has determined that the Executive's incapacity is total and permanent. The Executive agrees to reasonably cooperate with the Company in order to obtain the physician's evaluation of the Executive. A termination of the Executive's employment by the Company for Disability shall be communicated to the Executive by written notice ("Notice of Termination for Disability"), stating the date, time and place of a meeting of the Board called and held specifically for the purpose of considering the Executive's termination for Disability, that takes place not less than five and not more than 25 business days after the Executive receives the Notice of Termination for Disability. The Executive shall be given an opportunity, together with counsel, to be heard at such special Board meeting. The Executive's termination for Disability shall be effective, if confirmed at the meeting, 30 days after the adoption of a resolution at such special Board meeting, stating that the Executive's employment shall be terminated because of Disability (the "Disability Effective Date"), unless the Executive returns to full-time performance of the Executive's duties, as determined by the Board, before the Disability Effective Date.

              (b) BY THE COMPANY. (i) The Company may terminate the Executive's employment during the Employment Period for Cause or without Cause. Subject to clause (ii) below, "Cause" means:

                   (A) the willful and continued failure of the Executive substantially to perform the Executive's duties under this Agreement (other than as a result of physical or mental illness or injury), after the Board delivers to the Executive a written demand for substantial

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               performance that specifically identifies the manner in which the
               Board believes that the Executive has not substantially performed the Executive's duties;

                   (B) illegal conduct or gross misconduct by the Executive, in either case that is willful and results in material and demonstrable damage to the business or reputation of the Company; or

                   (C) a material breach of the covenants or representations contained in Section 8.

              (ii) A termination of the Executive's employment for Cause shall be effected in accordance with the following procedures. The Company shall give the Executive written notice ("Notice of Termination for Cause") of its intention to terminate the Executive's employment for Cause, setting forth in reasonable detail the specific conduct of the Executive that it considers to constitute Cause and the specific provision(s) of this Agreement on which it relies, and stating the date, time and place of the Special Board Meeting. The "Special Board Meeting" means a meeting of the Board called and held specifically for the purpose of considering the Executive's termination for Cause, that takes place not less than 30 and not more than 60 days after the Executive receives the Notice of Termination for Cause. The Executive shall be given an opportunity, together with counsel, to be heard at the Special Board Meeting. The Executive's termination for Cause shall be effective when and if a resolution is duly adopted at the Special Board Meeting, stating that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in the Notice of Termination for Cause, such conduct constitutes Cause under this Agreement and such conduct has not ceased or been cured between the date the Executive receives the Notice of Termination for Cause and the date of the meeting.

              (c) GOOD REASON. (i) The Executive may terminate employment for Good Reason or without Good Reason. "Good Reason" means:

                   (A) the assignment to the Executive of any duties inconsistent in any material respect (in any respect, whether or not material, following a Change of Control) with paragraph
               (a) or, if applicable, (b) of Section 2 of this Agreement, or any other action by the Company (other than the Split) that results in a material diminution in the Executive's position or authority, duty, titles, responsibilities, or reporting requirements other than an isolated, insubstantial and inadvertent action that is not taken in bad faith and is remedied by the Company within 30 days after receipt of written notice thereof from the Executive;

                   (B) any material failure (any failure, whether or not material, following a Change of Control, as defined below) by the Company to comply with any provision of Section 3 of this Agreement, other than an

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               isolated, insubstantial and inadvertent failure that is not taken in bad faith and is remedied by the Company within 30 days after receipt of written notice thereof from the Executive;

                   (C) any purported termination of the Executive's employment by the Company for a reason or in a manner not expressly permitted by this Agreement; or

                   (D) any failure by the Company to comply with and satisfy paragraph (c) of Section 9 of this Agreement.

In addition, following a Change of Control, a termination by the Executive for any reason during the 30-day period immediately following the first anniversary of the Change of Control shall be deemed to be a termination for Good Reason for all purposes of this Agreement.

              (ii) A termination of employment by the Executive for Good Reason shall be effectuated by giving the Company written notice ("Notice of Termination for Good Reason") of the termination, setting forth in reasonable detail the specific conduct of the Company that constitutes Good Reason and the specific provision(s) of this Agreement on which the Executive relies. A termination of employment by the Executive for Good Reason shall be effective on the fifth business day following the date when the Notice of Termination for Good Reason is given, unless the notice sets forth a later date (which date shall in no event be later than 30 days after the notice is given).

              (iii) A termination of the Executive's employment by the Executive without Good Reason shall be effected by giving the Company at least 10 business days' advance written notice of the termination.

              (d) DATE OF TERMINATION. The "Date of Termination" means the date of the Executive's death, the Disability Effective Date, the date the termination of the Executive's employment by the Company for Cause or without Cause or by the Executive for Good Reason or without Good Reason, as the case may be, is effective.

          5. OBLIGATIONS OF THE COMPANY UPON TERMINATION. (a) BY THE COMPANY OTHER THAN FOR CAUSE, DEATH OR DISABILITY OR BY THE EXECUTIVE FOR GOOD REASON. If, during the Employment Period, the Company terminates the Executive's employment, other than for Cause or Disability or by reason of the Executive's death, or the Executive terminates employment for Good Reason, the Company shall fulfill its obligations as to Base Salary under
Section 3(a) hereof for the balance of the Employment Period. Fifty percent of such amounts shall be consideration for the Executive's undertaking not to breach the terms of the covenants contained in Section 8 below. The Company shall also pay to the Executive, in a lump sum in cash within 30 days after the Date of Termination, the Executive's accrued but unpaid cash compensation (the "Accrued Obligations"), which shall include but not be limited to, (1) any portion of the

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Executive's Annual Base Salary through the Date of Termination that has not yet been paid, (2) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) that has not yet been paid; (3) any accrued but unpaid vacation pay and (4) similar unpaid items that have accrued or to which the Executive has become entitled as of the Date of Termination, including declared but unpaid bonuses and unreimbursed employee business expenses; provided, however, that the Company's obligation to make any payments under this Section 5(a) to the extent any such payment shall not have accrued as of the day before the Date of Termination shall also be conditioned upon the Executive's execution, and non-revocation, of a written release, substantially in the form attached hereto as Annex 1 (the "Release"), of any and all claims against the Company and all related parties with respect to all matters arising out of the Executive's employment by the Company (other than any entitlements under the terms of this Agreement or under any other plans or programs of the Company in which the Executive participated and under which the Executive has accrued or become entitled to a benefit), or the termination thereof.

          Notwithstanding the foregoing, in the event payment is due to the Executive under this Section following a Change of Control, then conditioned upon the Executive's execution, and non-revocation, of the Release and the Executive not breaching the terms of the covenants contained in Section 8(a) and (b) below, the Executive, in lieu of the amounts specified in the first sentence of the prior paragraph, shall receive in a lump sum in cash within 30 days after the Date of Termination equal to 2.99 multiplied by the sum of the Executive's Annual Base Salary and Annual Bonus for the year in which the Change of Control occurs or the immediately preceding year, whichever produces the higher sum. Fifty percent of such amount shall be consideration for the Executive's undertaking not to breach the terms of the covenants contained in Sections 8(a) and (b) below. In addition, the Executive shall also be entitled to, in the case of compensation previously deferred by the Executive, a lump sum equal to all amounts previously deferred (together with any accrued interest thereon) and not yet paid by the Company, any accrued vacation pay not yet paid by the Company and, for the balance of the Employment Period, the Executive and the Executive's spouse and dependents, where applicable, shall be eligible for a continuation of those employee benefits provided for under Section 3(c)(i) and (ii) hereof, as in effect at the time of such termination, and as the same may be changed from time to time, as if the Executive had continued in employment during said period or to receive cash in lieu of such benefits or premiums, as applicable, where such benefits may not be continued (or where such continuation would adversely affect the tax status of the plan pursuant to which the benefit is provided) under applicable law or regulations.

              (b) DEATH OR DISABILITY. If the Executive's employment is terminated by reason of the Executive's death or Disability during the Employment Period, the Company shall (i) pay the Annual Base Salary to the Executive or the Executive's estate or legal representative, as applicable, for the remaining portion of the Employment Period (determined without regard to the fact that the Employment Period otherwise terminates under this Agreement) and
(ii) pay the Accrued Obligations to the Executive or the Executive's estate or legal representative, as applicable, in a lump sum in cash within 30 days after the Date of Termination. In such event,

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the Company shall have no further obligations under this Agreement other than for any entitlements under the terms of any other plans or programs of the Company in which the Executive participated and under which the Executive has accrued or become entitled to a benefit.

              (c) CAUSE; OTHER THAN FOR GOOD REASON. If the Executive's employment is terminated by the Company for Cause during the Employment Period, the Company shall pay the Executive the Annual Base Salary through the Date of Termination, the amount of any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon), in each case to the extent not yet paid, and the amount of any earned but unpaid Annual Bonuses and vacation pay, and the Company shall have no further obligations under this Agreement other than for any entitlements under the terms of any other plans or programs of the Company in which the Executive participated and under which the Executive has accrued or become entitled to a benefit. If the Executive voluntarily terminates employment during the Employment Period, other than for Good Reason, the Company shall pay the Accrued Obligations to the Executive in a lump sum in cash within 30 days of the Date of Termination, and the Company shall have no further obligations under this Agreement other than for any entitlements under the terms of any other plans or programs of the Company in which the Executive participated and under which the Executive has accrued or become entitled to a benefit.

          6. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies for which the Executive may qualify, nor shall anything in this Agreement limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Vested benefits and other amounts that the Executive is otherwise entitled to receive under any plan, policy, practice or program of, or any contract or agreement with, the Company or any of its affiliated companies on or after the Date of Termination shall be payable in accordance with such plan, policy, practice, program, contract or agreement, as the case may be, except as explicitly modified by this Agreement.

          7. NO MITIGATION. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced, regardless of whether the Executive obtains other employment.

          8. CONFIDENTIAL INFORMATION; NON-SOLICITATION; NON-COMPETITION; LICENSING; NO CONFLICT. In exchange for the Company agreeing to accelerated vesting and exercisability of the Special Option upon any of the Triggering Events and the payment to the Executive of fifty percent of his Base Salary under Section 3(a) hereof for the balance of the Employment Period (the "Section 3 Lump Sum") or fifty percent of the lump sum payment in lieu of Base Salary provided under Section 5 in the event of Executive's termination of employment following a Change of Control (the "Section 5 Lump Sum"), the Executive agrees as follows:

              (a) The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data, customer information, supplier information, cost and pricing information, marketing and sales techniques, strategies and programs, computer programs and software and financial information relating to the Company or any of its affiliated companies and their respective businesses that the Executive obtains during the Executive's employment by the Company or any of its affiliated companies and that is not public knowledge (other than as a result of the Executive's violation of this paragraph (a) of
Section 8) ("Confidential Information"). The Executive shall not communicate, divulge or disseminate Confidential Information at any time during or after the Executive's employment with the Company, except in the good faith performance of his duties hereunder, with the prior written consent of the Company or as otherwise required by law or legal process. In no event shall an asserted violation of the provisions of this paragraph (a) of Section 8 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement except as provided in paragraph (e) below.

              (b) For a period of two years after the expiration or termination of the Executive's employment with the Company, the Executive will not, except with the prior written consent of the Board, directly or indirectly, own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with, or use or permit Executive's name to be used in connection with, any business or enterprise which is engaged in any business that is competitive with any business or enterprise in which the Company is engaged at the Date of Termination or expiration of the Employment Period. In addition, the Executive agrees that he will not, for a period of two years after the expiration or termination of the Executive's employment with the Company, without the prior written consent of the Company, whether directly or indirectly, employ, whether as an employee, officer, director, agent, consultant or independent contractor, or solicit the employment of, any managerial or higher level person who is or at any time during the previous twelve months was an employee, representative, officer or director of the Company or any of its subsidiaries.

              (c) The Executive represents that he is licensed by the gaming authorities in Nevada and New Jersey and knows of no reason why a license necessary for him to perform his duties hereunder would not be granted to or maintained by him by those or similar authorities in the future.

              (d) Executive represents to the Company that neither his continuation of employment hereunder nor the performance of his duties hereunder conflicts with any contractual commitment on his part to any third party or violates or interferes with any rights of any third party.

              (e) The Executive acknowledges and agrees that the restrictions contained in this Section are reasonable and necessary to protect and preserve the legitimate interests, properties, goodwill and business of the Company, that the Company would not have entered into this Agreement in the absence of such restrictions and that irreparable injury will be suffered by the Company should the Executive breach any of those provisions. Executive represents and acknowledges that (i) the Executive has been advised by the Company to consult Executive's own legal counsel in respect of this Agreement, and (ii) that the Executive has had full opportunity, prior to execution of this Agreement, to review thoroughly this Agreement with the Executive's counsel. The Executive further acknowledges and agrees that a breach of any of the restrictions in this Section cannot be adequately compensated by monetary damages. The Company agrees to give the Executive written notice of any action taken by the Executive that it believes in good faith to constitute a violation of the Executive's undertakings under Sections 8(a) and (b) and to give the Executive at least 60 days thereafter to cease any such action which, if he complies with such request, will preclude any further action or any recovery by the Company. In the event that the Executive fails to do so, the Executive agrees that the Executive's right to the Section 3 Lump Sum or the Section 5 Lump Sum, as the case may be, shall be forfeited (but only to the extent of those portions not previously received) and the Executive's right to exercise the Special Option (but not to any shares already obtained upon a prior exercise of the Special Option or any cash received upon a prior cashless exercise of the Special Option, if available) shall cease. In addition, in the case of any violation of the provisions of this Section 8, the Company shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, as well as provable damages and an equitable accounting of all earnings, profits and other benefits arising from any violation of this Section (with appropriate credit for the amounts forfeited by the Executive and the non-exercisability of the Special Option), which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. In the event that any of the provisions of this Section should ever be adjudicated to exceed the time, geographic, service, or other limitations permitted by applicable law in any jurisdiction, it is the intention of the parties that the provision shall be amended to the extent of the maximum time, geographic, service, or other limitations permitted by applicable law, that such amendment shall apply only within the jurisdiction of the court that made such adjudication and that the provision otherwise be enforced to the maximum extent permitted by law. The Executive irrevocably and unconditionally (i) agrees that any suit, action or other legal proceeding arising out of this Section, including without limitation, any action commenced by the Company for preliminary and permanent injunctive relief and other equitable relief, may be brought in the United States District Court for the District of Nevada, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Las Vegas, Nevada, (ii) consents to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding, and
(iii) waives any objection which the Executive may have to the laying of venue of any such suit, action or proceeding in any such court. The Executive also irrevocably and unconditionally consents to the service of any process, pleadings, notices or other papers in a manner permitted by the notice provisions of Section 13 hereof.

          9. SUCCESSORS. (a) This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

              (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

              (c) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean both the Company as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

          10.  CHANGE OF CONTROL.

               (a) For the purpose of this Agreement, a "Change of Control" shall mean:

                    (i) The acquisition by any person, entity or "group", within the meaning of Section 13(d) (3) or 14(d) (2) of the Securities Exchange Act of 1934 (the "Exchange Act"). (excluding, for this purpose, (A) the Company or its subsidiaries, (B) any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company or (C) Barron Hilton, the Charitable Remainder Unitrust created by Barron Hilton to receive shares from the Estate of Conrad N. Hilton, or the Conrad N. Hilton Foundation, collectively the "Hilton Interests"), of beneficial ownership, (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or

                    (ii) Individuals who, as of the Split Date, constitute the Board (as of the Split Date, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Split Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14 a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

               (iii) Approval by the stockholders of the Company of (A) a reorganization, merger, consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or (B) a liquidation or dissolution of the Company or (C) the sale of all or substantially all of the assets of the Company; provided, however, that the Split shall not be deemed a "Change of Control" for any purpose under this Agreement.

          (b) Upon a Change of Control, the right to purchase all shares subject to the Regular Option and the Special Option shall vest and become exercisable; provided, however, that with respect to the Special Option, such immediate vesting and exercisability shall be conditioned upon the Executive not breaching the terms of the covenants contained in Section 8(a) and 8(b).

          (c) Anything in this Agreement to the contrary notwithstanding, in the event that it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (the "Payment"), would constitute an "excess parachute payment" within the meaning of Section 280G of the Code, the Executive shall be paid an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive after deduction of any excise tax imposed under
Section 4999 of the Code, and any federal, state and local income and employment tax and excise tax imposed upon the Gross-Up Payment shall be equal to the Payment. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income tax and employment taxes at the highest marginal rate of federal income and employment taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence (or, if greater, the state and locality in which the Executive is required to file a nonresident income tax return with respect to the Payment) on the Termination Date, net of the maximum reduction in federal income taxes that may be obtained from the deduction of such state and local taxes.

          (d) All determinations to be made under this Section 10 shall be made by the Company's independent public accountant immediately prior to the Change of Control (the "Accounting Firm"), which firm shall provide its determinations and any supporting calculations both to the Company and the Executive within 10 days of the Termination Date. Any such determination by the Accounting Firm shall be binding upon the Company and the Executive. Within five days after the Accounting Firm's determination, the Company shall pay (or cause to be paid) or distribute (or cause to be distributed) to or for the benefit of the Executive such amounts as are then due to the Executive under this Agreement.

          (e) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive knows of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the thirty day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

          (i) give the Company any information reasonably requested by the Company relating to such claim,

          (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

          (iii) cooperate with the Company in good faith in order to effectively contest such claim, and

          (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax, income tax or employment tax, including interest and penalties, with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 10, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearing and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a termination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided further, however, that if the Company directs the Executive to pay such claim and sue for a refund the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax, income tax or employment tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance; and provided further that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount.
Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

          (f) If, after the receipt by the Executive of an amount advanced by the Company pursuant to this Section, the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of subsection (d)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to this Section, a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

          (g) All of the fees and expenses of the Accounting Firm in performing the determinations referred to in subsections (b) and (c) above shall be borne solely by the Company. The Company agrees to indemnify and hold harmless the Accounting Firm of and from any and all claims, damages and expenses resulting from or relating to its determinations pursuant to subsections (b) and (c) above, except for claims, damages or expenses resulting from the gross negligence or wilful misconduct of the Accounting Firm.

          11. ARBITRATION. The Company and the Executive mutually consent to the resolution by arbitration, in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association, to be held in Las Vegas , Nevada, of all claims or controversies arising out of the Executive's employment (or its termination) that the Company may have against the Executive or that the Executive may have against the Company or against its officers, directors, shareholders, employees or agents in their capacity as such other than a claim which is primarily for an injunction or other equitable relief. The Company shall pay the fees and costs of the arbitrator and all other costs in connection with any arbitration, including reasonable legal fee and expenses.

          12. LEGAL FEES. The Company agrees to pay all legal fees incurred by the Executive in connection with the negotiation and preparation of this Agreement, up to a maximum of $15,000.

          13. MISCELLANEOUS. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          (b) All notices and other communications under this Agreement shall be in writing and shall be given by hand to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

               IF TO THE EXECUTIVE:

               c/o Orloff, Lowenbach, Stifelman & Siegel, P.A.
               101 Eisenhower Parkway
               Roseland, NJ 07068
               Attention:  Frank L. Stifelman

               IF TO THE COMPANY:

               3930 Howard Hughes Parkway
               Las Vegas, NV 89109
               Attention:  General Counsel

               WITH A REQUIRED COPY TO:

               Morgan, Lewis & Bockius
               2000 One Logan Square
               Philadelphia, PA  19103-6993
               Attention:  Robert J. Lichtenstein

or to such other address as either party furnishes to the other in writing in
accordance with this paragraph (b) of Section 13.   Notices and
communications shall be effective when actually received by the addressee.

          (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

          (d) Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

          (e) The Executive's or the Company's failure to insist upon strict compliance with any provision of, or to assert any right under, this Agreement (including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to paragraph (c) of Section 5 of this Agreement) shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

          (f) This Agreement may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument.

          14. PRIOR AGREEMENTS. This Agreement supersedes all prior agreements, including the provisions of the Prior Agreements, except to the extent specifically provided in this Section.

          (a) Whether or not the Executive is then serving as a consultant to or an employee of the Company and notwithstanding anything herein to the contrary: (i) the Company shall provide the Executive and/or the Executive's family with health insurance benefits equal or comparable to the health insurance benefits he was entitled to receive under the Prior Employment Agreement, until the date of the Executive's 62nd birthday; and (ii) the Company shall assume the obligations of Hilton Hotels Corporation under the Split Dollar Agreement dated September 6, 1991 between Bally Entertainment Corporation and the Arthur M. Goldberg 1989 Irrevocable Trust, as such obligations are further set forth in Section 5(b)(ii) of the Prior Employment Agreement.

          (b) The Company shall assume the obligations of Hilton Hotels Corporation under Sections 3(a) and 3(b) of the Prior Employment Agreement to pay to the Executive all amounts previously deferred for periods ending on or before the Split Date, plus interest as provided therein. For purposes of determining the "Deferral Date" (as such term is defined in Section 3(a) of the Prior Employment Agreement), references to the "Company" in clauses (i) and (ii) of Section 3(a) of the Prior Employment Agreement shall be deemed to refer to Park Place Entertainment Corporation.

          (c) The Company shall assume the obligations of Hilton Hotels Corporation to the Executive under Section 10 of the Prior Employment Agreement (relating to certain excise tax gross-up payments).

          (d) The Company shall assume the obligations of Hilton Hotels Corporation to the Executive under Section 11 of the Prior Employment Agreement (relating to certain indemnification obligations).

          (e) The Company shall assume the obligations of Hilton Hotels Corporation to the Executive under Section 25(b)(6) of the Prior Employment Agreement (relating to certain income tax indemnities). It is acknowledged and understood, notwithstanding the Company's assumption of these obligations and notwithstanding the termination of the Prior Employment Agreement, that Hilton Hotels Corporation shall remain liable to the Executive for all obligations under Section 25(b)(6) of the Prior Employment Agreement, if and to the extent that the Company fails to satisfy its obligations pursuant to this
Section 14(e).

          (f) The Company shall assume all obligations of Hilton Hotels Corporation to the Executive under the Deferred Compensation Agreement ("Deferred Compensation Agreement") between the Executive and Hilton Hotels Corporation, entered into as of January 16, 1997. For purposes of determining the "Payment Date" (as such term is defined in Section 2(a) of the Deferred Compensation Agreement), references to the "Company" in clauses
(i) and (iii) of Section 2(a) of the Deferred Compensation Agreement shall be deemed to refer to Park Place Entertainment Corporation.

          (g) The Company shall assume all obligations of Hilton Hotels Corporation to the Executive under the Hilton Executive Deferred Compensation Plan.

          (h) Except as specifically provided in this Agreement, this Agreement contains the entire understanding and agreement among the parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations, and undertakings, whether written or oral, among the parties with respect thereto.

          (i) Except as specifically provided in this Agreement, this Agreement shall not affect nor have any force or effect upon any other agreement to which the Executive is a party and/or beneficiary,

          15. The respective rights and obligations of the parties hereunder shall survive any termination of the Executive's employment or arrangements to the extent necessary to the intended preservation of such rights and obligations, including, but not by way of limitation, those rights and obligations set forth in Sections 3, 5, 6, 10 and 14.

          16. The Executive shall be entitled, to the extent permitted under any applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Executive's death by giving the Company written notice thereof. In the event of the Executive's death or a judicial determination of his incompetence, references in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.


          IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization of its Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

PARK PLACE ENTERTAINMENT CORPORATION


By     /s/ Stephen F. Bottenbach           /s/ Arthur M. Goldberg
   --------------------------------    ----------------------------------
                                           Arthur M. Goldberg

                                  EXHIBIT  A

     All capitalized terms used and not otherwise defined in this Exhibit A shall have the meanings ascribed to such terms in the Agreement.

     For purposes of Section 3(h)(i) of the Agreement with respect to the exercise price and accelerated vesting of the Special Option, the ratably reduced closing price of Hilton Hotels Corporation's common shares on the New York Stock Exchange on July 9, 1998 shall be determined as follows:

The ratably reduced July 9, 1998 closing price of Hilton Hotels Corporation's common shares on the New York Stock Exchange shall be equal to the product of
(x) the per share closing price of Hilton Hotels Corporation's common stock on the New York Stock Exchange on July 9, 1998 (which was $26.94), and (y) the quotient obtained by dividing (a) the per share "when issued" closing price of the Company's common stock on the New York Stock Exchange on the Split Date by (b) the per share closing price of Hilton Hotels Corporation's common stock with a "due bill" to receive the distribution of the Company's common stock on the New York Stock Exchange on the Split Date.

                                   EXHIBIT B

        All capitalized terms used and not otherwise defined in this Exhibit B shall have the meanings ascribed to such terms in the Agreement.

        For purposes of Section 3(h)(v) of the Agreement with respect to the adjustment of all unexercised options previously issued to the Executive by Hilton Hotels Corporation (the "Hilton Options"), all outstanding Hilton Options held by the Executive as of the Split Date shall be adjusted to represent options to purchase shares of the Company's common stock (each adjusted option to purchase the Company's common stock, an "Adjusted Park Place Option") as set forth below. This adjustment of Hilton Options held by the Executive shall be based on the following per share New York Stock Exchange closing prices on December 21, 1998 (the first date on which the Company's common stock traded on a "when issued" basis):

        "Hilton Closing Stock Price"         The closing price of Hilton Hotels
                                             Corporation's common stock with a
                                             "due bill" to receive the
                                             distribution of the Company's common
                                             stock.

        "Park Place Conversion Stock Price"  The closing price of the Company's common stock "when issued" (I.E. the right
                                             to receive a share of the Company's
                                             common stock when available).

        "Hilton Conversion Stock Price"      The price of Hilton Hotels Corporation's
                                             common stock derived by subtracting the Park
                                             Place Conversion Stock Price from the Hilton
                                             Closing Stock Price.

        Concurrently with the Split, each outstanding Hilton Option held by the Executive shall be adjusted as follows:

        STEP 1.
        With respect to each outstanding Hilton Option, the per share exercise price of such Hilton Option shall be calculated as a percentage of the Hilton Closing Stock Price.

        STEP 2.
        The per share exercise price of each Adjusted Park Place Option issued to the Executive pursuant to Step 3 below shall be determined by multiplying the Park Place Conversion Stock Price by the percentage obtained in Step 1 above.

        STEP 3.
        Each Hilton Option shall be adjusted to represent an Adjusted Park Place Option covering that number of shares of the Company's common stock equal to the product of (x) the number of shares of Hilton Hotels Corporation's common stock which were subject to the Hilton Option prior to the adjustment, and (y) the quotient obtained by dividing the Hilton Closing Stock Price by the Park Place Conversion Stock Price.


                                       B-2